Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Adecoagro S.A. of our report dated April 29, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Adecoagro S.A.'s Annual Report on Form 20-F for the year ended December 31, 2014 filed with the Securities and Exchange Commission on April 30, 2015.

PRICE WATERHOUSE & CO. S.R.L.

By	/s/ Marcelo de Nicola	(Partner)
Marcelo de Nicola

Buenos Aires, Argentina

September 17, 2015